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                                                                    EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement dated August 22, 1997 (Form S-8 No. 333-34223) pertaining to the 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc. of our report dated November 7, 1997 with respect to the statement of revenue and certain expenses of 1201 Harbor Bay Parkway for the year ended December 31, 1996, and the incorporation by reference therein of our report dated January 6, 1998 with respect to the statement of revenue and certain expenses of Building 79 and 96 Charlestown Navy Yard for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 22, 1998 with respect to the statement of revenue and certain expenses of 8000/9000/10000 Virginia Manor Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated February 13, 1998 with respect to the statement of revenue and certain expenses of 215 College Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 22, 1998 with respect to the statement of revenue and certain expenses of 100 and 800/801 Capitola Drive for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 15, 1998 with respect to the statement of revenue and certain expenses of 10150 Old Columbia Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 20, 1998 with respect to the statement of revenue and certain expenses of 819-849 Mitten Road and 863
Mitten Road/866 Malcolm Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated March 9, 1998 with respect to the statement of revenue and certain expenses of 5100/5110 Campus Drive for the year ended December 31, 1997, and the incorporation by reference therein of our report dated April 13, 1998 with respect to the statement of revenue and certain expenses of 280 Pond Street for the year ended December 31, 1997, and the incorporation by reference therein of our report dated March 15, 1998 with respect to the statement of revenue and certain expenses of 19 Firstfield Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated May 15, 1998 with respect to the statement of revenue and certain expenses of 170 Williams Drive for the year ended December 31, 1997, all of which are included in the Form 8-K of Alexandria Real Estate Equities, Inc. dated May 27, 1998.


                              /s/ Ernst & Young LLP

Los Angeles, California
May 26, 1998